SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On March 19, 2012, Universal Stainless & Alloy Products, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”) to its existing Credit Agreement dated as of August 18, 2011 (the “Credit Agreement”), by and among the Company, the other Borrowers (as defined in the First Amendment) party thereto, each of the Guarantors (as defined in the First Amendment), the Lenders (as defined in the First Amendment) and PNC Bank, National Association, as Administrative Agent (the “Agent”). The First Amendment provides for an increase in the aggregate principal amount of the senior secured revolving credit facility to up to $105.0 million (the “Revolving Credit Facility”) from $75.0 million and a reduction in the aggregate principal amount of the senior secured term loan facility from $40.0 million to $20.0 million (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Facilities”). The Facilities are collateralized by substantially all of the assets of the Company and its subsidiaries, except that no real property other than the North Jackson Site (as defined in the Credit Agreement) is collateral under the Facilities. The Company, Dunkirk Specialty Steel, LLC, a wholly owned subsidiary of the Company (“Dunkirk”), and North Jackson Specialty Steel, LLC, a wholly owned subsidiary of the Company (together with the Company and Dunkirk, the “Co-Borrowers”), are co-borrowers under the Facilities. The Co-Borrowers’ obligations under the Facilities have been guaranteed by USAP Holdings, Inc., a wholly owned subsidiary of the Company.

The First Amendment extends the maturity date of the Facilities to March 19, 2017 from the current maturity date of August 18, 2016. Pursuant to the First Amendment, the Term Loan is payable in quarterly installments in the principal amount of $750,000 beginning July 1, 2013, with the balance of the Term Loan payable in full on March 19, 2017. Principal payments under the Term Loan were previously scheduled to commence on July 1, 2012 in the principal amount of $1.5 million per quarter. The First Amendment also reduces the interest rates paid by the Company by 50 basis points. Additionally, the First Amendment eliminates the borrowing base, the monthly requirement for a borrowing base calculation and all sections related to the borrowing base. The two tiered commitment fee schedule for the senior revolving credit facility is eliminated and the commitment fee is reduced to 25 basis points.

The First Amendment reaffirms customary affirmative and negative covenants in the Credit Agreement, including limitations with respect to indebtedness, liens, investments, dividends, mergers and acquisitions, dispositions of assets and transactions with affiliates.

The foregoing is a description of the material terms and conditions of the First Amendment and is not a complete discussion of the First Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of March 19, 2012, by and among Universal Stainless & Alloy Products, Inc., the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank National Association, as Administrative Agent, and PNC Capital markets LLC, as Lead Arranger and Sole Bookrunner.

99.1	Press Release dated March 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Vice President of Administration,
General Counsel and Secretary

Dated: March 23, 2012

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing

10.1	First Amendment to Credit Agreement, dated as of March 19, 2012, by and among Universal Stainless & Alloy Products, Inc., the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, PNC Bank National Association, as Administrative Agent, and PNC Capital markets LLC, as Lead Arranger and Sole Bookrunner.	Filed herewith

99.1	Press Release dated March 20, 2012.	Filed herewith